SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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NATIONWIDE MUTUAL FUNDS
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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NATIONWIDE MUTUAL FUNDS
1000 Continental Drive, Suite 400
King of Prussia, PA 19406
 (800) 848-0920

May 28, 2014

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the Nationwide Growth Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”).

Specifically, the Board of Trustees (the “Board”) of the Trust has approved the selection of Boston Advisors, LLC (“Boston Advisors”) to serve as the new subadviser to the Fund.  At the same time, the Board approved the termination of Turner Investments, L.P. (“Turner”) as subadviser to the Fund.  These changes were effective on March 13, 2014.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”).  The Manager of Managers Order instead requires that this Information Statement be sent to you.  The full Information Statement also will be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until September 15, 2014.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 855-973-0097.

The Board approved the appointment of Boston Advisors as subadviser to the Fund upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund.  This recommendation was based on several factors, including:

•
NFA’s observation that Turner has experienced poor performance and a substantial decline in assets under management in the past year, as well as the departure of several analysts and portfolio managers, and NFA’s concern that the continuation of these trends would adversely affect the management of the Fund;

•
A modification of the Fund’s principal investment strategy to include a hedging component, and NFA’s belief that Boston Advisors would be able to successfully execute a dynamic hedging strategy to accommodate the Fund’s modified investment strategy;

•	NFA’s belief that Boston Advisors is capable of producing more competitive returns for the Fund than Turner; and
•	NFA’s belief that Boston Advisors’ internal resources and investment personnel who would be managing the Fund would lead to better overall management of the Fund.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/Eric E. Miller
Eric E. Miller
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
1000 Continental Drive, Suite 400
King of Prussia, PA 19406
 (800) 848-0920

INFORMATION STATEMENT

Nationwide Mutual Funds (the “Trust”) is furnishing this Information Statement with respect to the Nationwide Growth Fund (the “Fund”). All shareholders of record, as of the date hereof, will receive this Information Statement.  This Information Statement will be sent to shareholders on or about June 11, 2014.    The Information Statement is also available online at www.nationwide.com/mutualfundsshareholdernews.  The Trust has received an exemptive order (the “Manager of Managers Order”) from the Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval provided, among other things, that the Fund sends to its shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust.  The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA.  Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board of Trustees of the Trust (the “Board”).  NFA selects subadviser(s) it believes will provide the Fund with high quality investment management services consistent with the Fund’s investment objective.  NFA is responsible for the overall monitoring of the Fund’s subadvisers.

Effective March 13, 2014, Boston Advisors, LLC (“Boston Advisors”) began serving as the sole subadviser to the Fund, following action taken by the Board on March 12, 2014 and the termination of Turner Investments, L.P. (“Turner”).   As a result of these changes, the assets of the Fund previously subadvised by Turner now are subadvised by Boston Advisors.  Boston Advisors is independent of NFA, and discharges its responsibilities subject to the oversight and supervision of NFA.  Boston Advisors is paid by NFA from the fees NFA receives from the Fund.  In accordance with procedures adopted by the Board, a subadviser may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Boston Advisors, located at 1 Liberty Square #10, Boston, MA 02109, as subadviser to the Fund.  The decision by the Board to approve Boston Advisors as subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, each subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated.  NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

           The Fund’s investment objective is to seek total long-term capital growth, investing primarily in common stocks of large-cap companies, utilizing a growth style of investing. The Fund seeks companies whose earnings have the potential to grow consistently faster than those of other companies.

Turner has managed the Fund since October 2010.  Recent events have caused NFA to question Turner’s long-term viability, such as a significant decrease in assets under management in 2013, lagging performance in some of Turner’s strategies, and the departure of many key members of Turner’s staff, including several analysts and portfolio managers.  In addition, NFA has elected to modify the Fund’s principal investment strategies to include a strategy designed to hedge against equity market volatility and declines.  NFA concluded that Turner no longer provided the best fit for the Fund’s modified strategy.

In selecting Boston Advisors, NFA conducted quantitative, qualitative and risk due diligence reviews that included conference calls and onsite due diligence meetings with Boston Advisors to evaluate Boston Advisors’ investment capabilities and processes, management team, compliance program and operational capabilities.  Based on NFA’s due diligence reviews, NFA concluded that Boston Advisors meets NFA’s quantitative, qualitative and risk due diligence standards and qualifications.

Boston Advisors

NFA found Boston Advisors to be qualified and an appropriate candidate to serve as the Fund’s subadviser, considering the results of a detailed due diligence process, the Fund’s investment objective and strategies, and Boston Advisors’ approach to investing.  Boston Advisors combines quantitative and qualitative/fundamental disciplines to construct portfolios.  Boston Advisors uses a quantitative process that applies various factors both to evaluate current market conditions and to identify possible investment opportunities.  This process is based on Boston Advisors’ belief that stocks evidencing specific factors or combinations of factors outperform other stocks during specific market environments and underperform in others. Because the market environment changes continuously, various factors, or combinations of factors, are in favor or out of favor at various times.  In managing the Fund, Boston Advisors first assesses those factors, or combinations of factors, that it believes to be in favor in the market at any given time. It then applies factor analysis to industry groups, and then to individual stocks within such industry groups, in selecting stocks and building the portfolio.  Boston Advisors then applies fundamental analysis to refine the results of its quantitative models with the goal of constructing an overall portfolio that emphasizes those stocks that it believes will be more likely to succeed under prevailing market conditions.  Boston Advisors also offers a hedging strategy that employs a quantitative trading strategy for risk management, known as Constant Proportion Portfolio Insurance, that seeks to maintain exposure to the upside potential of a risky asset, such as equities, while providing capital protection against downside risk.

The Fund typically will sell a security when, under Boston Advisors’ model, its ranking declines.  The Fund also may sell a stock when, in Boston Advisors’ opinion, the factors in favor under the prevailing market environment have changed, or when Boston Advisors believes other opportunities appear more attractive.

Douglas Riley, CFA; Michael J. Vogelzang, CFA; David Hanna, CFA; and Edward Mulrane, CFA are jointly and primarily responsible for the day-to-day operations of the Fund.

Mr. Riley is a Senior Vice President and Portfolio Manager at Boston Advisors, where he has been employed for more than 18 years. Mr. Riley has primary responsibility for the firm’s growth equity strategies. Prior to joining Boston Advisors, Mr. Riley was a Vice President and Portfolio Manager at Babson-United Investment Advisors. Mr. Riley earned a B.S. in Business Administration and Finance from Emory University and an M.B.A. from Northeastern University. Mr. Riley holds the Chartered Financial Analyst (CFA) designation, and is a member of the CFA Institute and of the Boston Security Analyst Society.

Mr. Vogelzang is President and Chief Investment Officer of Boston Advisors. Mr. Vogelzang has managed Boston Advisors since 1997. As President and CIO, Mr. Vogelzang is responsible for overseeing the firm’s equity, fixed-income and alternative investment activities, risk management strategy and general business practices. Mr. Vogelzang earned a B.A. in Economics and Political Science from Calvin College in Grand Rapids, MI and attended

Boston University’s Graduate School of Management. Mr. Vogelzang holds the Chartered Financial Analyst (CFA) designation and is a member of the Boston Security Analyst Society.

Mr. Hanna is a Senior Vice President and is Director of Research and Alternative Investments at Boston Advisors. Mr. Hanna directs Boston Advisors’ efforts with alternative asset classes, hedged investments and derivatives. Mr. Hanna also directs the quantitative research that relates to stock selection, asset class selection and risk modeling. Prior to joining Boston Advisors in 2005, Mr. Hanna was a senior portfolio manager in the Global Hedge Fund Strategies Group at State Street Global Advisors, where he served in various roles from 1997 to 2005. Prior to joining State Street Global Advisors, he was Vice President, Quantitative Analysis, at Standish, Ayer & Wood from 1992 to 1997. Mr. Hanna earned a B.S. in Finance from the Pennsylvania State University in 1987. Mr. Hanna also attended the Institut Universitaire de Technologie in Nice, France, focusing on European Business.

Mr. Mulrane is Vice President and Director of Quantitative Research at Boston Advisors. Mr. Mulrane manages the group responsible for proprietary model research and development. The group focuses on stock, asset class, market and risk modeling for traditional and alternative investment management efforts. Prior to joining Boston Advisors in 2009, Mr. Mulrane spent over six years in the semiconductor and technology industries as a Senior Design Engineer with Advanced Micro Devices and as a research and development Engineer with Hewlett-Packard. Mr. Mulrane earned an M.B.A. with high honors and an M.S. in Mathematical Finance from Boston University. He also holds an M.S. and B.S. in Computer Engineering from Rochester Institute of Technology. Mr. Mulrane holds the Chartered Financial Analyst (CFA) designation and is a member of the CFA Institute and of the Boston Security Analyst Society.

Based on the foregoing factors, NFA decided to recommend that Boston Advisors serve as a subadviser to the Fund.

BOARD CONSIDERATIONS

At a Board meeting held in person on March 12, 2014, the Board, including the Trustees who are not considered “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the appointment of Boston Advisors to subadvise the Fund’s assets.  The Trustees were provided with detailed materials relating to Boston Advisors in advance of and at the meeting. The Trustees met in person with representatives of Boston Advisors and had the opportunity to ask questions of those representatives.  The material factors and conclusions that formed the basis for the approval are discussed below.

The Nature, Extent, and Quality of the Services Provided by Boston Advisors as Subadviser.  The Board considered the information provided by NFA relating to Boston Advisors, including information relating to Boston Advisors’ investment process and risk management.  The Board also considered the experience of the investment personnel of Boston Advisors who would be managing the Fund.  The Board concluded that the nature and extent of the services provided appeared to be consistent with the terms of the advisory agreement.

Investment Performance.  The Board evaluated the Fund’s investment performance and considered historical performance information of Boston Advisors in managing similar investment mandates. The Trustees concluded that the prospects for satisfactory investment performance by the Fund, if Boston Advisors were appointed as a subadviser, were reasonable.

Fee Levels.  The Board considered the Fund’s overall fee level and noted that the overall expenses of the Fund would not increase because of the subadvisory agreement, as Boston Advisors’ fees are paid out of the advisory fee that NFA receives from the Fund.  NFA will pay the same fee to Boston Advisors as it paid to Turner.  The Board concluded that the subadvisory fees to be paid to Boston Advisors appeared to be fair and reasonable in light of the information provided.

Economies of Scale.  The subadvisory fee to be paid to Boston Advisors by NFA will include breakpoints, in the same amounts and at the same levels as those in the current subadvisory agreement.

Profitability; Fall-Out Benefits.  The Board determined to defer any review of profitability of the subadvisory agreement to Boston Advisors until Boston Advisors had served in that capacity for a reasonable period of time.

Terms of the Subadvisory Agreement.  The noncompensatory terms of the subadvisory agreement are substantially similar to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion.  Based on a totality of the above-noted factors, the Board unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Boston Advisors (“Agreement”) was approved by the Board on March 12, 2014.  In accordance with the Manager of Managers Order, the Agreement will not be submitted to the Fund’s shareholders for their approval.  The following is a brief summary of the material terms of the Agreement.

Term.  The Agreement has an initial term with respect to the Fund that expires on May 1, 2015, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board.  The Agreement can be terminated on not more than 60 days written notice by NFA, the Trust on behalf of the Fund, or a majority of the outstanding voting securities of the Fund and on not less than 60 days’ written notice to NFA by Boston Advisors. The Agreement terminates automatically if assigned by any party.

Fees.  Under the Agreement, the annual fee payable by NFA to Boston Advisors (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A.

Duties.  Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Boston Advisors and for overseeing and reviewing the performance of Boston Advisors.  Under the current arrangement, Boston Advisors will manage substantially all of the Fund’s assets.  Boston Advisors is required to manage the Fund in accordance with the Fund’s investment objective and policies, subject to the supervision of NFA and the Board.

Brokerage.  Under the Agreement, Boston Advisors is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Boston Advisors selects and to negotiate commissions to be paid on such transactions.  In doing so, Boston Advisors is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Liability. Under the Agreement, Boston Advisors and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under the Agreement. The Agreement provides that nothing in the Agreement, however, relieves Boston Advisors from any of its obligations under federal and state securities laws and other applicable law.  Under the Agreement, NFA and its affiliates and controlling persons cannot be held liable to Boston Advisors in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Agreement.

Indemnification.  Boston Advisors is required, under the Agreement, to indemnify NFA, the Trust, the Fund and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Boston Advisors’ willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.  The Agreement contains provisions pursuant to which NFA is required to indemnify Boston
Advisors for any liability and expenses which may be sustained as a result of NFA’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Requirements.  The Agreement also includes provisions arising from regulatory requirements.  These provisions include a requirement that Boston Advisors establish and maintain written proxy voting procedures in compliance with current, applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act.

Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement.  A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549-0102 (upon payment of any applicable fees); (ii) by mail at the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website — http://www.sec.gov — through the EDGAR system.

OTHER INFORMATION ABOUT BOSTON ADVISORS

Boston Advisors, located at 1 Liberty Square #10, Boston, MA 02109, is an independent, privately held, majority employee-owned firm.  The firm was originally founded as Boston Security Counselors in 1982 and became known as Boston Advisors, Inc. in 1997, a subsidiary of The Advest Financial Group.  In 2004, AXA Financial purchased The Mony Group, parent of The Advest Group and soon thereafter, sold The Advest Group and Boston Advisors, Inc. to Merrill Lynch (now Bank of America).  As a result of these transitions, the team initiated a management-led buyout and Boston Advisors, Inc. was reorganized as Boston Advisors, LLC.  On April 1, 2006, the firm became a privately held, majority employee-owned firm.

As of March 31, 2014, Boston Advisors had approximately $2.74 billion in assets under management.  The following table sets forth the name and principal occupation of the principal executive officer and each director of Boston Advisors.  The address of each person listed below is 1 Liberty Square #10, Boston, MA 02109.

Name	Title
Michael J. Vogelzang	President and Chief Investment Officer
Tanya A. Kerrigan	General Counsel, Chief Compliance Officer
Richard D. Shea	Chief Financial Officer

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended October 31, 2013, the Fund paid the amounts to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 12, 2014.  The Investment Advisory Agreement was last approved by Fund shareholders on April 25, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser.  With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated.  NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser.  Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60days written notice to the other party.  The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of May 13, 2014, the Fund had issued and outstanding the shares in the amounts as set forth in the table attached as Exhibit D.

As of May 13, 2014, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of May 13, 2014, the Trustees and Officers of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although the Trust is not asking shareholders to vote on the approval of Boston Advisors as subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of shareholders.  Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders.  Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote.  Shareholders also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders.

The foregoing description of shareholder voting rights with respect to the Fund is only a brief summary of these rights.  Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter.  Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees.  NFM also serves as transfer agent and dividend disbursing agent for the Fund.  The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, PA 19406.

NFA is a wholly owned subsidiary of Nationwide Financial Services, Inc., a holding company which is a direct wholly owned subsidiary of Nationwide Corporation.  All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders.  The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, OH 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Boston Advisors, nor do any such Officers or Trustees own securities issued by, or have any other material direct or indirect interest in, Boston Advisors, or any other person controlling, controlled by or under common control with Boston Advisors.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-6331. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of
Nationwide Mutual Funds,

Eric E. Miller, Secretary
May 28, 2014

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to Boston Advisors (as a percentage of the Fund’s average daily net assets under Boston Advisors’ management) is set forth in the following table.

Fund Name	Subadvisory Fees
Nationwide Growth Fund	0.30% on subadviser assets up to $50 million; and 0.25% on subadviser assets of $50 million and more.

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund Name	Advisory Fees
Nationwide Growth Fund
0.60% on assets up to $250 million;
0.575% on assets of $250 million up to $1 billion;
0.55% on assets of $1 billion up to $2 billion;
0.525% on assets of $2 billion up to $5 billion; and
0.50% on assets of $5 billion and more.

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the year ended October 31, 2013. The amount indicated is net of waivers and reimbursements.

Fund	Advisory Fees
Nationwide Growth Fund	$471,409

EXHIBIT D

As of May 13, 2014, the Fund had issued and outstanding the shares in the amount set forth in the table attached below.

Fund	Number of Shares Outstanding
Nationwide Growth Fund
Class A	2,179,068.839
Class C	380,212.555
Class R	36,754.889
Institutional Service Class	343,298.181
Institutional Class	12,675,395.098

EXHIBIT E

As of May 13, 2014, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund:

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
Nationwide Growth Fund Class A
NATIONWIDE TRUST COMPANY FSB C/O IPO Portfolio Accounting Po Box 182029 Columbus OH 43218-2029	250,851.175	11.51%
MERRILL LYNCH PIERCE FENNER & SMITH For the Sole Benefit of Its Customers 4800 Deer Lake Drive East Jacksonville FL 32246-6484	121,621.310	5.58%
Nationwide Growth Fund Class C
MERRILL LYNCH PIERCE FENNER & SMITH For the Sole Benefit of Its Customers 4800 Deer Lake Drive East Jacksonville FL 32246-6484	102,508.699	26.96%
FIRST CLEARING LLC Special Custody Acct for the Exclusive Benefit of Customer 2801 Market Street St Louis MO 63103-2523	86,037.333	22.63%
PERSHING LLC 1 Pershing Plaza Jersey City NJ 07399-0002	46,730.275	12.29%
UBS WM USA Omni Account M/F Attn: Department Manager 1000 Harbor Blvd 5th Floor Weehawken NJ 07086-6761	30,736.192	8.08%
MORGAN STANLEY SMITH BARNEY Harborside Financial Center Plaza 2 3rd Floor Jersey City NJ 07311	22,663.109	5.96%
Nationwide Growth Fund Class R
MERRILL LYNCH PIERCE FENNER & SMITH For The Sole Benefit Of Its Customers 4800 Deer Lake Drive East Jacksonville FL 32246-6484	36,592.580	99.56%
Nationwide Growth Fund Institutional Service Class
NATIONWIDE LIFE INSURANCE COMPANY DCVA Po Box 182029 Columbus OH 43218-2029	171,115.340	49.84%
NATIONWIDE LIFE INSURANCE COMPANY NACO Po Box 182029 Columbus OH 43218-2029	147,826.493	43.06%

NATIONWIDE MUTUAL FUNDS
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania, 19406
(800) 848-0920

Nationwide Growth Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete information statement that is available to you on the internet relating to the Nationwide Growth Fund (the “Fund”) of Nationwide Mutual Funds (the “Trust”).  We encourage you to access and review all of the important information contained in the information statement.

The following material is available for view: Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Boston Advisors, LLC (“Boston Advisors”) to serve as the sole new subadviser for the Fund.  At the same time, the Board approved the termination of Turner Investments, L.P. (“Turner”) as subadviser to the Fund. These changes became effective on March 13, 2014.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

The full information statement will be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until September 15, 2014.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Funds at 855-973-0097.

If you want to receive a paper or e-mail copy of the above listed document, you must request one.  There is no charge to you for requesting a copy.